Exhibit 5.1

                                 Z.A.G./S&W LLP
                             One Post Office Square
                                Boston, MA 02109

                                  July 3, 2008

Easy Energy, Inc.
Suite 105 - 5348 Vegas Dr.
Las Vegas, NV 89108

Re: Registration Statement No.: 333-150468

Ladies and Gentlemen:

     In connection with the above-referenced registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Easy Energy, Inc., a Nevada corporation (the "Company"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission"), as Exhibit 5.1 to the Registration Statement in connection with the public offering and sale from time to time by certain shareholders of an aggregate of 20,638,273 shares of common stock, par value $0.00001 per share of the Company (the "Shares"). The Shares include an aggregate of 15,029,440 shares issuable to warrant holders upon the exercise of warrants to purchase Company common stock.

     In connection with this opinion, we have examined and relied upon originals or copies of the Company's Articles of Incorporation, as amended, and Bylaws, corporate proceedings of the Board of Directors of the Company with respect to the authorization and issuance of the Shares and such other records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, which facts we have not independently verified.

     We have necessarily assumed in connection with the opinions expressed below that the terms and conditions of the agreements under which the Shares were or, in the case of shares issuable upon exercise of warrants, will be issued, and that any related proceedings of the Company conducted after the date hereof will be conducted, (i) in accordance with all applicable laws and the Company's Articles of Incorporation, as amended, and Bylaws and (ii) not in conflict with any contractual or other restrictions that are binding on the Company.

     We have also necessarily assumed in connection with the opinions expressed below that, at the time of the issuance of the Shares upon exercise of the warrants, the Company will have a sufficient number of authorized shares of common stock under the Company's Articles of Incorporation that will be unissued and not otherwise reserved for issuance.

     For purposes of our opinion, we have examined an official compilation of "Title 7 - Business Associations; Securities; Commodities, Chapter - 78 - Private Corporations" of the Nevada Revised Statutes (such examination being limited to the provisions of such statutes only, and not including any annotations or commentary). Other than such examination and our examination of the documents indicated above, we have made no other examination in connection with this opinion. We express no opinion herein concerning the federal laws of the United States of America or any state securities or blue sky laws.

     Relying on the foregoing, and without further inquiry on our part, we are of the opinion that the Shares, including Shares underlying warrants, to be sold as described in the Registration Statement have been duly authorized. The Shares, other than Shares underlying warrants, are legally and validly issued, fully paid and non-assessable, and the Shares underlying warrants when issued and paid for will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,


/s/ Zysman, Aharoni, Gayer & Co./Sullivan & Worcester LLP
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